Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF "MASTERWORKS 010, LLC", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF DECEMBER, A.D. 2022, AT 3:08 O`CLOCK P.M.

Jeffrey W. Bullock, Secretary of State

SECRETARY'S OFFICE DELAWARE 1793 1855

7850221 8100
SR# 20224391566

Authentication: 205207978
Date: 12-29-22

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:08 PM 12/28/2022
FILED 03:08 PM 12/28/2022
SR 20224391566 - File Number 7850221

CERTIFICATION OF CANCELLATION

OF

MASTERWORKS 010, LLC

December 28, 2022

The undersigned, an authorized representative of Masterworks 010, LLC, a Delaware limited liability company (the "**Company**"), hereby effects the cancellation of the Certificate of Formation of the Company (the "**Certificate**") pursuant to Limited Liability Company Act of the State of Delaware Section 18-801 and certifies as follows:

1. The name of the Company is Masterworks 010, LLC.

2. The date of filing of the Certificate in the Office of the Secretary of State of the State of Delaware was February 13, 2020.

3. The effective time of the cancellation of the Certificate shall be immediately upon the filing of this Certificate of Cancellation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Cancellation as of the date first written above.

Josh Goldstein

Joshua B. Goldstein, Authorized Person
General Counsel, Secretary and Member of the Board of Managers